POWER OF ATTORNEY

The undersigned Trustee of the Trust for Professional Managers (the “Trust”) hereby appoints Joseph C. Neuberger, John P. Buckel and Rachel A. Spearo, and each of them, as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents relating to the registration of the Trust’s securities under the Securities Act of 1933, as amended, including the Trust’s Registration Statement on Form N-1A or Form N-14, and any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings.  The undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Trustee hereby executes this Power of Attorney as of this 2nd day of November, 2009.

Name	Title
/s/ Jonas B. Siegel Jonas B. Siegel	Independent Trustee